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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No: 333-80153) of our report dated February 11, 1999 relating to the financial statements, which appears in WellPoint Health Networks Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Summary Consolidated Financial and Operating Data" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP


Los Angeles, California
June 25, 1999